UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Avery Dennison Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-1492269
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8080 Norton Parkway

Mentor, Ohio

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.750% Senior Notes due 2034	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates:

333-264452

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 3.750% Senior Notes due 2034 (the “Notes”) to be registered hereunder is incorporated herein by reference to the description included under the captions “Description of the Notes” in the Prospectus Supplement, dated October 30, 2024, to the Prospectus included as a part of the Registrant’s Registration Statement on Form S-3ASR (File No. 333-264452), dated as of April 22, 2022, filed with the Securities and Exchange Commission (“SEC”). For purposes of such description, any prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that purports to describe the Notes shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description

4.1	Indenture between Avery Dennison Corporation and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 20, 2007).

4.2	Fourth Supplemental Indenture between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of March 3, 2017 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 3, 2017).

4.3	Form of 1.250% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.2).

4.4	Tenth Supplemental Indenture between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of November 4, 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 4, 2024).

4.5	Form of 3.750% Senior Notes due 2034 (included as Exhibit A to Exhibit 4.4).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 4, 2024

AVERY DENNISON CORPORATION

By:	/s/ Gregory S. Lovins
Name: Gregory S. Lovins
Title: Senior Vice President and Chief Financial Officer